Exhibit 99.1

Press Release

RAND LOGISTICS REPORTS FISCAL YEAR 2016 FINANCIAL RESULTS

Highlights:
•	Fourth quarter’s operating loss reduced by 28.1% from same period last year; Adjusted EBITDA loss reduced by 43.5%
•	Fiscal Year 2016 net loss equaled $5.6 million, or $0.31 per share, versus a net loss of $10.6 million, or $0.59 per share, in 2015
•	Net cash flow from operations was $23.2 million for Fiscal Year 2016
•	2016 Sailing Season consistent with expectations thus far

Jersey City, NJ – June 15, 2016 - Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”), a leading provider of bulk freight shipping services throughout the Great Lakes Region, today announced its financial results for the fiscal fourth quarter and fiscal year ended March 31, 2016.

Quarter Ended March 31, 2016 Versus Quarter Ended March 31, 2015
Financial Results
The Company’s fleet operates on a limited basis in its fiscal fourth quarter due to the normal closing schedule of the locks system and winter weather conditions on the Great Lakes. Vessel repairs and maintenance are completed in the Company’s fiscal fourth quarter to prepare the fleet for the upcoming sailing season. As a result, the Company incurs an operating loss in its fiscal fourth quarter.

•
Freight and other related revenue generated from Company-operated vessels (which excludes fuel and other surcharges) increased $0.4 million, or 9.8%, to $4.9 million during the three-month period ended March 31, 2016 compared to $4.4 million during the same period in 2015. On a constant currency basis, freight and other related revenue increased 17.9%, or $0.8 million.

•	Total Sailing Days were 113 compared to 256 in the prior year period.
•	Delay Days decreased to 10 from 92. Delay Days as a percentage of total Sailing Days was 8.8% compared to 35.9% in same period last year.
•
Adjusted EBITDA equaled a loss of $5.6 million for the quarter ended March 31, 2016 versus a loss of $9.9 million during the quarter ended March 31, 2015. On a constant currency basis, Adjusted EBITDA loss decreased 41.0%, or $4.1 million. A reconciliation of operating income to Adjusted EBITDA is attached to this release.

Fiscal Year Ended March 31, 2016 Versus Fiscal Year Ended March 31, 2015
Financial Results
•	Net loss was $5.6 million, or $0.31 per share on a fully diluted basis, an improvement from a loss of $10.6 million, or $0.59 per share, in the year ago period.
•
Freight and other related revenue generated from Company-operated vessels (which excludes fuel and other surcharges) decreased $5.5 million, or 4.3%, to $123.6 million compared to $129.1 million during the year ago period. On a constant currency basis, freight and other related revenue increased 3.7%, or $4.7 million. A reconciliation of freight and other revenue generated to constant currency is attached to this release.

Rand Logistics Fiscal Year 2016 Financial Results
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•	Total Sailing Days were 3,911 compared to 4,106 in the prior year period and a theoretical maximum of 4,164.
•	Delay Days decreased to 343 from 434. Delay Days as a percentage of total Sailing Days was 8.8% compared to 10.6% in Fiscal Year 2015.
•
Freight and related revenue per Sailing Day increased $158, or 0.5%, to $31,601 compared to $31,443 during the year ago period. On a constant currency basis, freight and related revenue per Sailing Day increased 8.8%, or $2,782.

•
Vessel operating expenses decreased $14.5 million, or 14.8%, to $83.4 million compared to $97.8 million during the year ago period. On a constant currency basis, vessel operating expenses decreased 6.8%, or $6.7 million. Vessel operating expenses per Sailing Day decreased $2,509, or 10.5%, to $21,315 from $23,824.

•
Adjusted EBITDA decreased $1.3 million, or 3.7%, to $32.4 million from $33.7 million during the prior year period. On a constant currency basis, Adjusted EBITDA increased 4.2%, or $1.4 million, compared to the prior year period. A reconciliation of operating income to Adjusted EBITDA is attached to this release.

Management Comments:

“We were generally pleased with our operating performance in fiscal 2016, which was achieved despite sub optimal weather conditions in April 2015, a 13.2% year over year decline in the average value of the Canadian dollar which negatively impacted Adjusted EBITDA by approximately $2.7 million and the filing for bankruptcy protection of one of our largest customers,” stated Ed Levy, President and CEO of Rand.

“We were able to offset these factors that were beyond our control by improving both the operating reliability of our fleet and the mix of commodities that we carried,” Levy continued. “A highlight of our fiscal year was the introduction of our newest vessel into service in November 2015. We are pleased with this vessel’s performance and contributions to date and believe that we have the opportunity to realize further improvements in certain of our key operating metrics in the year ahead.”

“For the month of April 2016, we sailed for 242 days compared to 318 days in the same period in 2015.The start of the 2016 sailing season has been consistent with our expectations and weather conditions were much improved in comparison to both 2014 and 2015. As a result, in April 2016, Delays Days equaled 5.8% of total sailing days versus 18.6% in April 2015. The current demand environment is consistent with our expectations, and we are benefitting from several of the cost initiatives that we identified.”

Levy concluded, “Looking ahead, our primary focus remains creating efficient trade patterns to maximize the percentage of time that our vessels are in revenue generating condition and to effectively analyze and react to operating data on a real time basis to ensure that we are achieving our operational performance objectives. We remain focused on maximizing return on invested capital and paying down debt.”

Conference Call

Management will host a conference call to discuss the results at 8:30 a.m. ET on Thursday, June 16, 2016. Interested parties may participate in the conference call by dialing 888-438-5453 (719-325-2458 for international callers), and using Conference ID# 2405928.  The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html. A presentation file related to the conference call will be posted to the same site.

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A replay of the conference call will be available at www.randlogisticsinc.com/presentations.html  and will be archived for 12 months.  A replay will also be available until July 16, 2016 by dialing 877-870-5176 (858-384-5517 for international callers), and using Conference ID# 2405928.

Non-GAAP Financial Measures/Financial Tables
This press release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of four conventional bulk carriers and twelve self-unloading bulk carriers including three tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Coasting Trade Act – which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

Forward-Looking Statements
This press release contains forward-looking statements which reflect management’s current views with respect to certain future events and Rand’s operations, performance and financial condition. Forward-looking statements are only as of the date of this press release. Forward-looking statements include, but are not limited to: Rand’s future operating or financial results; Rand’s anticipated plans, goals or objectives of our management for operations and services; Rand’s anticipated financial position and liquidity, growth opportunities and growth rates, acquisition and divestiture opportunities, business prospects, regulatory and competitive outlook, investment and expenditure plans, investment results, strategic alternatives, business strategies, and other similar statements of expectations or objectives; and Rand’s outlook and financial and other guidance.  For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in certain of our markets; the weather conditions on the Great Lakes; our ability to maintain and replace our vessels as they age; changes in customer demand; changes in shipping regulations; fluctuations in currencies and interest rates; adequacy of capital resources, including the ability to obtain financing in the future; expectations of vessels’ useful lives and the estimated obligations, and the timing thereof, relating to vessel repair or maintenance work; expected capital spending or operating expenses, including drydocking and insurance costs; the ability to comply with applicable regulations and Rand’s debt covenants; changes in laws, regulations or tax rates, or the outcome of pending legislative or regulatory initiatives; and potential liability from pending or future litigation.

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The risks included are not exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 15, 2016.

CONTACT:

Rand Logistics, Inc.

Edward Levy, President and CEO
(212) 863-9405
mailto:elevy@randlogisticsinc.com

Mark S. Hiltwein, Vice President and CFO
(212) 863-9427
mshiltwein@randlogisticsinc.com

Annemarie Dobler, Corporate Communications Director
(212) 863-9429
apdobler@randlogisticsinc.com

― financial tables to follow ―

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RAND LOGISTICS, INC.
Consolidated Statements of Operations (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	Year ended	Year ended
	March 31, 2016	March 31, 2015
REVENUE
Freight and related revenue	$123,591	$129,107
Fuel and other surcharges	11,547	22,110
Outside voyage charter revenue	13,306	1,743
TOTAL REVENUE	148,444	152,960

EXPENSES
Outside voyage charter fees	13,416	1,711
Vessel operating expenses	83,362	97,821
Repairs and maintenance	5,849	6,463
General and administrative	13,935	13,275
Depreciation	18,915	18,292
Amortization of drydock costs	3,507	3,343
Amortization of intangibles	1,081	1,198
Loss on foreign exchange	(68)	873
Loss on termination of vessel lease	—	2,660
	139,997	145,636
OPERATING INCOME	8,447	7,324

OTHER (INCOME) AND EXPENSES
Interest expense	12,461	14,007
Interest income	(14)	(18)
Loss on extinguishment of debt	—	2,331
	12,447	16,320

LOSS BEFORE INCOME TAXES	(4,000)	(8,996)
PROVISION FOR INCOME TAXES
Current	51	7
Deferred	181	417
	232	424
NET LOSS BEFORE PREFERRED STOCK DIVIDENDS	(4,232)	(9,420)
PREFERRED STOCK DIVIDENDS	1,333	1,168
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(5,565)	$(10,588)

Net loss per share basic and diluted	$(0.31)	$(0.59)
Weighted average shares basic and diluted	18,045,935	17,847,939

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RAND LOGISTICS, INC.
Consolidated Balance Sheets
(U.S. Dollars 000’s except for Shares and Per Share data)

	March 31, 2016	March 31, 2015
ASSETS
CURRENT
Cash and cash equivalents	$77	$3,298
Accounts receivable, net	2,697	2,764
Income taxes receivable	47	91
Prepaid expenses and other current assets	6,320	5,957
Deferred income taxes	—	347
Total current assets	9,141	12,457

PROPERTY AND EQUIPMENT, NET	228,504	206,276
OTHER ASSETS	102	569
DEFERRED DRYDOCK COSTS, NET	6,660	7,590
INTANGIBLE ASSETS, NET	10,807	13,205
GOODWILL	10,193	10,193

Total assets	$265,407	$250,290
LIABILITIES
CURRENT
Accounts payable	17,822	15,350
Accrued liabilities	8,144	7,628
Other current liability	776	166
Income taxes payable	34	—
Current portion of deferred payment liability	564	536
Total current liabilities	27,340	23,680
LONG-TERM PORTION OF DEFERRED PAYMENT LIABILITY	—	564
LONG-TERM DEBT, NET OF CURRENT PORTION	114,520	101,213
SUBORDINATED DEBT	78,126	72,500
OTHER LIABILITIES	—	479
DEFERRED INCOME TAXES	5,825	5,607

Total liabilities	225,811	204,043
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value,
Authorized 1,000,000 shares, Issued and outstanding 295,480 shares	14,674	14,900
Common stock, $.0001 par value,
Authorized 50,000,000 shares, Issuable and outstanding 18,359,397 shares at March 31, 2016 and 18,035,427 shares at March 31, 2015	1	1
Additional paid-in capital	90,993	90,130
Accumulated deficit	(56,537)	(50,972)
Accumulated other comprehensive loss	(9,535)	(7,812)

Total stockholders’ equity	39,596	46,247

Total liabilities and stockholders’ equity	$265,407	$250,290

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RAND LOGISTICS, INC
Non-GAAP Financial Measures / Financial Tables	FY2016 - Q4
(U.S. Dollars 000's except for Shares and Per Share data)
	FY2016 Actual	FY2015 Actual	Increase/(Decrease)		FX Impact (Unfavorable)/Favorable	Constant Currency Increase/(Decrease) 1
			Change $	Change %	Change $	Change $	Change %

Average Fx Rate	0.728	0.806

Sailing Days	113	256	(143)	-55.9%

Financial Highlights (US$ '000s)
Freight and Related Revenue	$4,860	$4,427	$433	9.8%	-$358	$791	17.9%

Fuel and Other Surcharges	$403	$764	-$361	-47.3%	-$47	-$314	-41.0%

Total Revenue	$5,922	$6,316	-$394	-6.2%	-$519	$125	2.0%

Total Operation Expenses	$2,406	$6,336	-$3,930	-62.0%	-$219	-$3,711	-58.6%

Vessel Margin	-$1,875	-$6,371	$4,496	-70.6%	$58	$4,438	-69.7%

General & Admin Expense	$3,725	$3,578	$147	4.1%	-$181	$329	9.2%

Loss/(Gain) on foreign exchange	-$465	$120	-$585	-487.5%	$24	-$609	-507.6%

Adjusted EBITDA 3	-$5,614	-$9,930	$4,316	-43.5%	$241	$4,075	-41.0%

Per Day Statistics
Marine Freight Revenue/Day	$43,009	$17,293	$25,716	148.7%	-$3,172	$28,888	167.0%

Total Revenue/Day	$52,407	$24,670	$27,737	112.4%	-$4,592	$32,329	131.0%

Vessel Margin/Day	-$16,593	-$24,887	$8,294	-33.3%	$515	$7,779	-31.3%

Non-GAAP Reconciliation (US$ '000s)

Vessel margin	-$1,875	-$6,371
Outside Charter net margin	-$14	$19
General & Admin Expense	$3,725	$3,578
Adjusted EBITDA	-$5,614	-$9,930
Loss/(gain)on foreign exchange 2	-$465	$120
EBITDA	-$5,149	-$10,050
Depreciation, Amortization of Dry-dock & Intangibles	$5,943	$5,386
Operating Income	-$11,092	-$15,436

Note:
1. The constant currency information presented is calculated by translating current period results using prior period foreign currency exchange rates.

2. Loss (gain) on foreign exchange during the three month period ended March 31, 2016 was primarily a non-cash gain on translation of approximately $39.8 million USD denominated debt incurred in March 2014 and carried on the balance sheet of the Canadian subsidiary.

3. Adjusted EBITDA is defined as operating income plus depreciation, amortization of drydock costs, amortization of intangibles, loss (gain) on foreign exchange, certain one-time equity-based severance costs and loss on termination of vessel lease.

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RAND LOGISTICS, INC
Non-GAAP Financial Measures / Financial Tables	FY2016 - March 2016 YTD
(U.S. Dollars 000's except for Shares and Per Share data)
	FY2016 Actual	FY2015 Actual	Increase/(Decrease)		FX Impact (Unfavorable)/Favorable	Constant Currency Increase/(Decrease) 1
			Change $	Change %	Change $	Change $	Change %

Average Fx Rate	0.764	0.880

Sailing Days	3,911	4,106	(195)	-4.7%

Financial Highlights (US$ '000s)
Freight and Related Revenue	$123,591	$129,107	-$5,516	-4.3%	-$10,264	$4,748	3.7%

Fuel and Other Surcharges	$11,547	$22,110	-$10,563	-47.8%	-$1,948	-$8,615	-39.0%

Total Revenue	$148,444	$152,960	-$4,516	-3.0%	-$14,552	$10,036	6.6%

Vessel Operating Expenses	$83,362	$97,821	-$14,459	-14.8%	-$7,791	-$6,668	-6.8%

Vessel Margin	$45,927	$46,933	-$1,006	-2.1%	-$4,112	$3,105	6.6%

General & Admin Expense	$13,377	$13,275	$102	0.8%	-$1,422	$1,524	11.5%

Loss/(Gain) on foreign exchange	-$68	$873	-$941	-107.8%	-$10	-$931	-106.7%

Adjusted EBITDA 3	$32,440	$33,690	-$1,250	-3.7%	-$2,661	$1,410	4.2%

Per Day Statistics
Marine Freight Revenue/Day	$31,601	$31,443	$158	0.5%	-$2,624	$2,782	8.8%

Total Revenue/Day	$37,956	$37,253	$703	1.9%	-$3,721	$4,424	11.9%

Vessel Operating Expenses/Day	$21,315	$23,824	-$2,509	-10.5%	-$1,991	-$518	-2.2%

Vessel Margin/Day	$11,743	$11,430	$313	2.7%	-$1,051	$1,364	11.9%

Non-GAAP Reconciliation (US$ '000s)

Vessel margin	$45,927	$46,933
Outside Charter net margin	-$110	$32
General & Admin Expense	$13,377	$13,275

Adjusted EBITDA	$32,440	$33,690
Loss/(gain) on foreign exchange 2	-$68	$873
EBITDA	$32,508	$32,817
One-time equity based severance costs	$558	$0
Loss on termination of vessel lease	$0	$2,660
Depreciation, Amortization of Dry-dock & Intangibles	$23,503	$22,833
Operating Income	$8,447	$7,324

Note:
1. The constant currency information presented is calculated by translating current period results using prior period foreign currency exchange rates.

2. Loss (gain) on foreign exchange during the year ended March 31, 2016 was primarily a non-cash gain on translation of approximately $39.8 million USD denominated debt incurred in March 2014 and carried on the balance sheet of the Canadian subsidiary.

3. Adjusted EBITDA is defined as operating income plus depreciation, amortization of drydock costs, amortization of intangibles, loss (gain) on foreign exchange, certain one-time equity-based severance costs and loss on termination of vessel lease.

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